UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

COLORADO GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Director

On July 29, 2008, Gary Schellenberg resigned from our Board of Directors for personal reasons. On July 31, 2008, pursuant to our Bylaws, the remaining members of our Board elected Lee R. Rice to fill the vacancy created by Mr. Schellenberg’s resignation.

Mr. Rice is an experienced geological engineer, having worked as a geologist and engineer in the natural resources industry since 1970. Since 1990, Mr. Rice has been employed by, and is currently Chief Engineer for, Data Technology Services, Inc. a Colorado-based, privately owned company that provides information technology services to various industries, including finance, oil & gas, geology, and chemistry. Prior to this, Mr. Rice held various geological, engineering and management positions with the U.S. Bureau of Mines and private industry. Mr. Rice holds a Bachelor of Science degree in Chemistry from Case-Western Reserve University and a Master of Science in Geology and Geological Engineering (with High Honors) from South Dakota School of Mines and Technology. Mr. Rice has been a Registered Professional Engineer in Colorado for more than 30 years and is a Registered Member of the Society of Mining, Metallurgy and Exploration. Mr. Rice is also a director of International Beryllium Corporation, a public company traded on the Toronto Venture Exchange with its headquarters in Vancouver, British Columbia.

New Employment Agreement with our Chief Financial Officer

We employed C. Stephen Guyer on February 14, 2008, as our Chief Financial Officer on a part-time basis pursuant to an employment agreement which compensated Mr. Guyer on an hourly basis. Since that time, our operations have expanded to the extent that Mr. Guyer is currently working on a full-time basis. In connection with Mr. Guyer’s increased workload, on July 31, 2008, we entered into a new employment agreement with Mr. Guyer. Under the new agreement which is for a term of 12 months, subject to renewal, we have agreed to the following: (i) the payment by our company to Mr. Guyer of a salary of $12,500 per month for the first six months, to be reviewed by our Board at that time; (ii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time; (iii) the grant of a stock option to purchase up to 500,000 shares of our common stock at an exercise price of $0.25 per share; (iv) an immediate award of 300,000 shares of common stock; and (v) an award of 100,000 shares of common stock if the Company is successful in completing a certain financing transaction.

The executive employment agreement may be terminated, among other things: (i) by notice of termination from one party to the other; (ii) without renewal or extension as provided in the employment agreement; or (iii) upon the death of Mr. Guyer. Upon the termination of the executive employment agreement, Mr. Guyer will generally be entitled to separation pay equal to one month of pay for each year of service.

The foregoing is a summary of the new employment agreement with Mr. Guyer. Please review the executive employment agreement, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the agreement.

Grants and Repricing of Options

On February 14, 2008, our Board of Directors unanimously approved our 2008 Stock Incentive Plan (the “2008 Plan”). The purpose of the Plan is to retain current, and attract new, employees, directors, consultants and advisors that have experience and ability, along with encouraging a sense of proprietorship and interest in our development and financial success. The Board of Directors believes that option grants and other forms of equity participation are an increasingly important means of retaining and compensating employees, directors, advisors and consultants.

When we adopted the 2008 Plan, our Board of Directors granted options to purchase shares of our Common Stock to the persons noted in the table set forth below.

Name and Position	No. of Options	Exercise Price Per Share

Todd C. Hennis, CEO	600,000	$0.70
Beverly Rich, Director	50,000	0.70
Eric Owens, Director	50,000	0.70

Since the adoption of these options, the stock market, including shares of our stock, has dramatically dropped due to economic problems in the banking, financial and housing industries, all of which are unrelated to the Company or its industry. Due to these events which have been beyond our control, on August 1, 2008, we modified the outstanding options noted above by reducing the exercise price on such options from $0.70 to $0.25 per share. The market price of our common stock on the modification date was $0.14 per share. All other terms of the options remain the same.

In addition, on August 1, 2008, our Board of Directors granted the following stock awards to our independent directors in order to compensate them for their future services to the Company:

Name and Position	No. of Shares	Vesting Provisions
Beverly E. Rich, Director	250,000	50,000 of the shares vest if the participant continues as a Director of the Company through December 31, 2008; the remaining 200,000 shares vest if the participant continues as a Director of the Company for 18 months from the date of this resolution

Eric O. Owens, Director	250,000	50,000 of the shares vest if the participant continues as a Director of the Company through December 31, 2008; the remaining 200,000 shares vest if the participant continues as a Director of the Company for 18 months from the date of this resolution

Lee R. Rice	250,000	50,000 of the shares vest if the participant continues as a Director of the Company through December 31, 2008; the remaining 200,000 shares vest if the participant continues as a Director of the Company for 18 months from the date of this resolution

Finally, in connection with the appointment of Lee R. Rice to our Board of Directors, Mr. Rice was granted a stock option to purchase up to 50,000 shares of our common stock at $0.25 per share on August 1, 2008 pursuant to the 2008 Plan. The option is fully exercisable and has term of 10 years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement: C. Stephen Guyer dated July 31, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: August 4, 2008
	By:	/s/ Todd C. Hennis
Todd C. Hennis
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement: C. Stephen Guyer dated July 31, 2008